UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2015

TESARO, Inc.

(Exact name of registrant as specified in its charter)

Delaware (state or other jurisdiction of incorporation)	001-35587 (Commission File Number)	27-2249687 (I.R.S. Employer Identification No.)

1000 Winter Street Suite 3300 Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (339) 970-0900

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On December 16, 2015, the Board of Directors of TESARO, Inc. (the “Company”) amended and restated the Company’s Code of Business Conduct and Ethics (the “Code”), which applies to all of the Company’s and its subsidiaries’ directors, officers and associates, including the Company’s principal executive officer, principal financial officer, principal accounting officer and controller, or persons performing similar functions. The amendments are intended to simplify the Code and to make the Code more business-focused and ethics-based. The amended and restated Code includes, among other revisions, new provisions stressing familiarization and compliance with laws applicable to the biopharmaceutical industry, new guidelines for interaction with the medical and scientific communities and new provisions related to respect in the workplace and the possibility of disciplinary action against those who ignore or fail to report Code violations.

The amendments to the Code did not result in any explicit or implicit waiver of any provision of the Code in effect prior to the amendment.

The amended and restated Code has been posted to the Company’s website at www.tesarobio.com on the Corporate Governance page under the Investors tab.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TESARO, Inc.

By:	/s/ Joseph L. Farmer
Joseph L. Farmer
Senior Vice President, General Counsel and Secretary

Dated:  December 17, 2015

3